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                                                                    Exhibit 10.1

                           PRIVATE PLACEMENT AGREEMENT

This Private Placement Agreement ("Agreement"), is made and entered into as of the 12th day of October 2001, by and among Inprimis, Inc., a Florida corporation, having its principal place of business at 1601 Clint Moore Road, Boca Raton, Florida 33487 (the "Issuer"), Cash Card Communications Corp., Ltd., a Bermuda corporation, having its principal place of business at 44 Church Street, Hamilton, Bermuda HM 12 ("C-4"), Eduard Will, an individual residing in New Jersey ("Ed Will") and The Donald C. Sider Trust U/A dated July 10, 1985, Donald C. Sider, Trustee, taxpayer I.D. no. ###-##-####, a resident of Palm Beach County, Florida (the "Sider Trust"). C-4, Ed Will and the Sider Trust are each hereinafter referred to as a "Subscriber," and collectively as the "Subscribers."

FIRST: Pursuant to the exemption from registration provided under ss. 4(2) of the Securities Act of 1933, as amended (the "Act"), the Issuer hereby offers to each Subscriber for subscription and sale that number of shares of its Series A Preferred Stock as are set forth opposite such Subscriber's name on Schedule 1 hereto (with respect to such Subscriber, such Subscriber's "Allotment"), each such share having a par value of US$0.01 (one cent) per share and having the terms and conditions set forth in Exhibit A hereto (each a "Preferred Share"), at the issue price of US$0.125 (twelve and 1/2 cents) per share, for the aggregate subscription price for such Subscriber's Allotment set forth opposite such Subscribers name on Schedule 1 hereto (with respect to such Subscriber, such Subscriber's "Allotment Price").

SECOND: Each Subscriber hereby irrevocably tenders payment to the Issuer in the amount of such Subscriber's Allotment Price and subscribes for such Subscriber's Allotment.

THIRD: The Preferred Shares shall be redeemable in whole or in part at the sole discretion of the Issuer on or prior to 5:00 pm Eastern Daylight Savings Time, July 1, 2002 (the "Redemption Date"), by (x) payment of $0.125 per share to the holders thereof and (y) issuance of the number of Warrants specified in "Fifth" below.

FOURTH: In the event any Preferred Shares have not been redeemed by the Issuer by 5:00 pm Eastern Daylight Savings Time on the Redemption Date, each such Preferred Share shall then be automatically converted into one share of the Issuer's common stock.

FIFTH: In addition to the cash redemption price referred to in "Third" above, in exchange for each two redeemed Preferred Shares the holder thereof shall receive a warrant exercisable for one share of Issuer's common stock (the "Warrants").

SIXTH: Each Warrant shall have an expiry date of one year from date of issuance and shall be exercisable at a strike price of $0.20 per share.

SEVENTH: Prior to the Redemption Date, the Preferred Shares may be converted into common shares at the discretion of the Issuer.

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EIGHTH: The exercise price of the Warrants, the number of shares issuable upon exercise of the Warrants and the number of shares issuable upon conversion of the Preferred Shares shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Issuer's common or preferred stock, as applicable.

NINTH: Each Subscriber understands that none of the Preferred Shares, the Warrants or the common stock issuable upon conversion or exercise thereof (collectively, the "Securities") has been registered under the Act or under any state or foreign securities act, that such Securities are "restricted" within the meaning of the Act and that they may not be sold or traded in the absence of a registration statement or opinion of counsel reasonably acceptable to the Issuer that any such sale is exempt from registration requirements. In this connection, each Subscriber represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

It is understood that the certificates evidencing the Securities may bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE OR FOREIGN SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE ACT OR ANY STATE OR FOREIGN SECURITIES OR BLUE SKY LAWS IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

      THESE SECURITIES ARE SUBJECT TO CERTAIN VOTING AND OTHER AGREEMENTS SET FORTH IN A SHARE EXCHANGE AGREEMENT DATED OCTOBER 12, 2001 AND A PRIVATE PLACEMENT AGREEMENT DATED OCTOBER 12, 2001, IN EACH CASE BETWEEN THE ISSUER AND CERTAIN OF ITS SHAREHOLDERS. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED FROM THE ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICES. "

TENTH: Each Subscriber represents and warrants to the Issuer that it is subscribing for its Allotment for its own account for purposes of investment and not with any present intent to effect a distribution in the same.

ELEVENTH: Each Subscriber represents and warrants to the Issuer that it is an "accredited investor" as that term has been defined under Regulation D promulgated under the Act .

TWELFTH: Each Subscriber represents and warrants to the Issuer that it (w) has had the opportunity to conduct a due diligence investigation concerning the Issuer's business operations, financial affairs and prospects and the terms and conditions of the offering of the Preferred Shares, (x) believes it has received all the information it considers necessary or appropriate for

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deciding whether to purchase the Preferred Shares, (y) has examined and reviewed all recent filings of the Issuer with the United States Securities and Exchange Commission on Forms 10-Q and 10-K, respectively, and (z) has evaluated the risk factors inherent in its investment in the Preferred Shares. Each Subscriber represents that is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Shares. Each Subscriber also represents it has not been organized for the purpose of acquiring the Preferred Shares.

Each Subscriber further represents and warrants that it has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

THIRTEENTH: Each Subscriber's Allotment will be issued to such Subscriber promptly following receipt by the Issuer of all required NASDAQ and shareholder approvals relating to issuance of the Preferred Shares hereunder (or receipt of appropriate waivers therefor). Pending such receipt, each Subscriber's Allotment Price shall be held in escrow by the Issuer.

FOURTEENTH: Each Subscriber agrees that, so long as the Share Exchange Agreement between Cash Card Communications Corp. Ltd. and Issuer dated October 12, 2001 and certain other parties thereto remains effective, such Subscriber shall vote any Series A Preferred Shares of Issuer held by it, and any common shares of Issuer held by it that were issued upon conversion of Series A Preferred Shares of Issuer, as may be required to give effect to the transactions contemplated by such Share Exchange Agreement. This voting agreement is intended to be governed by Florida Business Corporation Act Section 607.0731, and shall be described in the legend on any securities issued hereunder as set forth in "Ninth" above.

FIFTEENTH: Each party hereto represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Subscriber, severally and not jointly, agrees to indemnify and hold harmless the Issuer from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Subscriber or any of its officers, directors, employees or representatives is responsible.

SIXTEENTH: Each party hereto shall pay all costs and expenses it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

SEVENTEENTH: This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement.

EIGHTEENTH: This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws rules of that state.

NINETEENTH: This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must have be signed by the Parties.

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TWENTIETH: This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on the parties even though any party hereto does not sign the original or the same counterpart.

TWENTY-FIRST: Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of either party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

TWENTY-SECOND: Issuer at its own expense hereby agrees to cause promptly the shares issued upon conversion of any of the Preferred Shares and upon the exercise of any Warrants to be registered under the Securities Act of 1933, as amended, and all applicable state securities laws and to comply with all rules and regulations promulgated thereunder such that such shares shall be freely tradeable.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

INPRIMIS, INC.


By: /s/ Eduard Will
   ------------------------------------
      Eduard Will, CEO



CASH CARD COMMUNICATIONS CORP., LTD.


By: /s/ Abe Carmel
   ------------------------------------
      Abe Carmel, CEO

    /s/ Eduard Will
---------------------------------------
      Eduard Will, as an individual

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THE  DONALD C. SIDER TRUST U/A
DATED JULY 10, 1985, DONALD C.
SIDER, TRUSTEE


By:   /s/ Donald C. Sider
   ------------------------------------
      Donald C. Sider, Trustee

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                                   SCHEDULE 1

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

Subscriber                    Allotment               Allotment Price
----------                    ---------               ---------------

EDUARD WILL                  2,000,000                     $250,000

CASH CARD
COMMUNICATIONS LTD.          1,600,000                     $200,000

THE  DONALD C. SIDER
TRUST U/A DATED JULY
10, 1985, DONALD C.
SIDER, TRUSTEE                 400,000                     $ 50,000
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